NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                                           CUSIP NO. 88602Q 10 9

        NUMBER                    THRUST ENERGY CORP.             SHARES
                       AUTHORIZED COMMON:  100,000,000 SHARES
                                  PAR VALUE $0.0001


        THIS CERTIFIES THAT


        IS THE RECORD HOLDER OF


  Shares of THRUST ENERGY CORP. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this
       Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

 Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


/s/ Thomas Mills                  THRUST ENERGY CORP.      /s/ Lou Hilford
           President                    CORPORATE                      Secretary
                                          SEAL
                                         NEVADA


                              Countersigned & Registered:
                                  Transfer Online, Inc.
                              317 SW Alder Street, 2nd Floor
                                   Portland, OR  97204   By:____________________
                                       503.227.2950         Authorized Signature